                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            THE LIBERTY CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                                            (LIBERTY LETTERHEAD)
--------------------------------------------------------------------------------

The Liberty Corporation Box 789 Greenville, SC 29602-0789

                                                                  March 28, 2000

Dear Shareholder:

     We cordially invite you to attend the 2000 Annual Meeting of Shareholders of The Liberty Corporation on Tuesday, May 2, 2000, at 10:30 a.m. in the Company's Headquarters Building located at 2000 Wade Hampton Boulevard, Greenville, South Carolina 29615.

     The accompanying Notice of Meeting and Proxy Statement describe the matters to be considered and voted upon at the meeting. We will also review the major Company developments in 1999.

     Your participation in the affairs of Liberty is important, regardless of the number of shares you hold. To ensure your representation at the meeting, whether or not you attend, please complete and return the enclosed proxy card as soon as possible.

     We look forward to seeing you on May 2. Coffee will be served prior to the meeting, when the members of the Board of Directors hope to visit with you.

                                           Cordially,

                                           /S/ HAYNE HIPP
                                           Hayne Hipp
                                           President

                            THE LIBERTY CORPORATION

                          2000 WADE HAMPTON BOULEVARD
                             GREENVILLE, S.C. 29615

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             ---------------------

                                                                  March 28, 2000

To the Shareholders of The Liberty Corporation:

     The Annual Meeting of Shareholders of The Liberty Corporation will be held at The Liberty Corporation Headquarters Building, 2000 Wade Hampton Boulevard, Greenville, South Carolina, on Tuesday, May 2, 2000 at 10:30 a.m., local time, for the following purposes:

          1. To elect three directors to serve for the terms indicated in the Proxy Statement.

          2. To approve an increase in the number of shares authorized for the Performance Incentive Compensation Program.

          3. To ratify the selection of independent public accountants.

          4. To transact such other business as may properly come before the meeting.

     Holders of Common Stock and Preferred Stock at the close of business on March 15, 2000 will be entitled to vote at the meeting or any adjournment thereof.

     A copy of the 1999 Annual Report to Shareholders is enclosed.

                                           By Order of the Board of Directors

                                           Martha G. Williams
                                           Vice President, General Counsel
                                           & Secretary

     EACH SHAREHOLDER IS URGED TO VOTE THE ENCLOSED PROXY PROMPTLY. IN THE EVENT A SHAREHOLDER DECIDES TO ATTEND THE MEETING, HE MAY, IF HE WISHES, REVOKE HIS PROXY AND VOTE HIS SHARES IN PERSON.

Mailing Date: March 28, 2000

                            THE LIBERTY CORPORATION

                          2000 WADE HAMPTON BOULEVARD
                             GREENVILLE, S.C. 29615

                             ---------------------

                                PROXY STATEMENT

                             ---------------------

     The 2000 Annual Meeting of Shareholders of The Liberty Corporation ("Liberty" or the "Company") will be held on May 2, 2000 for the purposes set forth in the Notice of Annual Meeting. The accompanying form of proxy is solicited on behalf of the Board of Directors in connection with this meeting and any adjournment thereof. Directors, officers or employees of Liberty may solicit proxies in person or by mail, telephone or other means of electronic transmission. The cost of soliciting proxies will be borne by Liberty. Liberty will also reimburse brokers, banks and other custodians, nominees and fiduciaries for reasonable expenses incurred in forwarding proxy materials to beneficial owners of the Company's stock and obtaining their voting instructions.

     Each shareholder is entitled to one vote for each share of Common Stock and each share of Preferred Stock of Liberty held at the close of business on March 15, 2000, the record date for the Annual Meeting. On that date there were 19,366,061 shares of Common Stock and 421,735 shares of Series 1995-A Preferred Stock outstanding.

     A proxy in the accompanying form that is properly executed, duly returned and not revoked, will be voted in accordance with instructions contained therein. If no instructions are given with respect to a matter to be acted upon, proxies will be voted in accordance with the recommendations of the Board of Directors on such matter. A proxy may be revoked at any time before it is voted by written notice to the Company's Corporate Secretary, by delivery of a later dated proxy, or by attending the Annual Meeting and voting in person.

     In voting on the election of directors, shareholders may vote in favor of all nominees or withhold their votes as to some or all nominees. In voting on the approval of the amendment to the Performance Incentive Compensation Program (the "Program")(Item 2) and ratification of the selection of independent public accountants (Item 3), shareholders may vote FOR, AGAINST or ABSTAIN with respect to each proposal. Unless other instructions are indicated on the proxy card, all properly executed proxies received by the Company will be voted FOR the election of all the nominees named under "Election of Directors" and FOR Items 2 and 3. Some proxies may include broker non-votes. A broker non-vote occurs when a broker holding stock in street name does not have discretion to vote the shares on a particular matter without receiving specific instructions from the beneficial owner and no such instructions have been received.

     The election of directors is decided by a plurality of the shares voting in person or by proxy at the Annual Meeting. Votes withheld and broker non-votes will not be included in vote totals for director nominees and will have no effect on the outcome of the election. Approval of the amendment to the Program will require the affirmative vote of a majority of the shares voting in person or by proxy at the Annual Meeting. Abstentions will have the effect of a vote against the amendment to the Program, but broker non-votes will not affect the outcome of the vote. The selection of independent public accountants will be determined by a majority of the shares voting in person or by proxy at the Annual Meeting. Abstentions and broker non-votes will not affect the outcome of the vote on this matter.

     The presence, in person or by proxy, of at least a majority of the total number of outstanding shares is necessary to constitute a quorum at the Annual Meeting. Any proxy authorized to be voted at the meeting on any matter (including on routine matters pursuant to the discretionary authority granted in management's proxy), whether or not the proxy specifies to "WITHHOLD AUTHORITY", to "ABSTAIN" or to effect a broker non-vote on any proposal, will be counted in establishing a quorum.

ITEM 1.  ELECTION OF DIRECTORS

INFORMATION RESPECTING THE BOARD AND NOMINEES

     The Board, which held four meetings during 1999, has standing Audit, Compensation, and Nominating Committees. The memberships and principal responsibilities of these Committees are described below.

     The Audit Committee, which met four times during 1999, currently includes
J. Thurston Roach, Chairman, John R. Farmer, William O. McCoy and William B. Timmerman. The Audit Committee is responsible for recommending to the Board of Directors the engagement or discharge of the independent public accountants, reviewing with the independent public accountants the plan and results of the audit engagement, overseeing the engagement or discharge of internal audit accountants, maintaining regular communication with the providers of the internal audit function, reviewing the scope and results of the Company's internal audit procedures, approving the services to be performed by the independent public accountants, reviewing the degree of independence of the public accountants, considering the range of audit and non-audit fees and reviewing the adequacy of the Company's system of internal accounting controls.

     The Compensation Committee, which met three times during 1999, currently includes John H. Mullin, III, Chairman, Rufus C. Barkley, Jr. and Eugene E. Stone, IV. This Committee establishes the salaries and other forms of executive compensation for senior executives of the Company and its subsidiaries, develops and maintains compensation plans for such senior executives and grants benefits under such plans.

     The Nominating Committee, which met one time since the last annual meeting, currently includes W. W. Johnson, Chairman, William O. McCoy and Dr. Benjamin F. Payton. This Committee recommends selection to management and to the Board of Directors of nominees for election as Directors and considers the performance of incumbent Directors in determining whether to nominate them for re-election. The Nominating Committee will consider nominees recommended by shareholders for the 2001 meeting provided such nominations are made in writing in accordance with the procedures set forth in the Company's Bylaws and are submitted no later than November 29, 2000 to the Corporate Secretary at the Company's above-stated address for referral to the Nominating Committee.

     The Board of Directors is divided into three classes; and at each annual meeting, one class is elected. The Nominating Committee has recommended the election of Hayne Hipp, J. Thurston Roach and William B. Timmerman as Directors to hold office for terms of three years, expiring with the annual shareholders meeting to be held in 2003. All Directors will continue in office until their successors are duly elected and qualified. The terms of office of the other seven Directors continue until the annual meeting of shareholders held in the year shown for their respective classes. The Board of Directors and management concur in this recommendation.

     Should any one or more of the nominees become unavailable to accept nomination for election as a Director, the persons named in the enclosed proxy will vote for the election of such other persons as management may recommend, unless the Board reduces the number of Directors. The nominees receiving a plurality of the votes cast will be elected as Directors.

     Following is information about each nominee for Director or Director whose term continues after the meeting, including certain biographical data.

                             NOMINEES FOR DIRECTOR

FOR A TERM EXPIRING IN MAY 2003:

     HAYNE HIPP has served as Chief Executive Officer of Liberty since 1979, as President since 1981 and as Chairman since 1995. He also served as Chairman of Liberty Life (1979-1997). Mr. Hipp first became a Director of Liberty in 1977 and also serves on the Boards of Wachovia Corporation and SCANA Corporation. He is 60 years old.

     J. THURSTON ROACH has served as Chief Financial Officer and Senior Vice President of Owens Corning, a producer of high performance glass fiber composites and building materials, located in Toledo, Ohio, since January, 1999, and previously served as President of its North American Building Materials Systems Business beginning in February, 1998. Prior to that time, Mr. Roach served as Vice Chairman of Simpson Investment Company (7/97-2/98), President of Simpson Timber Company (1/96-7/97) and Senior Vice President, Chief Financial Officer and Secretary of Simpson Investment Company (7/84-1/96). He was first elected a Director of Liberty in 1994 and also serves as a Director of Advanced Glassfiber Yarns LLC. Mr. Roach is 58 years old.

     WILLIAM B. TIMMERMAN is Chairman of the Board, President and Chief Executive Officer of SCANA Corporation, an energy and telecommunications company located in Columbia, South Carolina. He has held these positions since March 1, 1997. Mr. Timmerman was elected President of SCANA in December 1995 and Chief Operating Officer in August 1996. From May 1994 to December 1995, he was Executive Vice President, Chief Financial Officer and Controller. Mr. Timmerman was first elected a Director of Liberty in 1997 and also serves as a Director of SCANA Corporation, ITC DeltaCom, Inc., and Powertel, Inc. He is 53 years old.

                         DIRECTORS CONTINUING IN OFFICE

TERMS EXPIRING IN MAY 2001:

     EDWARD E. CRUTCHFIELD is Chairman of First Union Corporation, a bank holding company, located in Charlotte, North Carolina. He also served as Chief Executive Officer of the company until March 10, 2000. Mr. Crutchfield has served as a Director of Liberty since 1989 and also serves as a Director of VF Corporation. He is 58 years old.

     JOHN R. FARMER is Senior Director of Goldman Sachs, London, England, an investment banking firm. He assumed this position in 1999 and formerly served as a Limited Partner of The Goldman Sachs Group, L.P., New York, New York. Mr. Farmer was first elected a Director of Liberty in 1995. He is 61 years old.

     WILLIAM O. MCCOY has served as Interim Chancellor of the University of North Carolina, located in Chapel Hill, North Carolina, since April, 1999. Since December, 1997 Mr. McCoy has also been a partner with Franklin Street Partners, an investment management firm. From February, 1995 until November, 1998, he served as Vice President and Chief Financial Officer of the University of North Carolina. Mr. McCoy has served as a Director of Liberty since 1984 and also serves as a Director of Carolina Power and Light Company, Kenan Transport Company, Fidelity Investments and Duke-Weeks Realty Corporation. He is 66 years old.

     JOHN H. MULLIN, III is Chairman of Ridgeway Farm, LLC, a company engaged in timber and agricultural activities, located in Brookneal, Virginia. He also serves as a Director of ACX Technologies, Inc., Alex. Brown Realty, Inc. and Carolina Power and Light Company and is a Trustee of The Putnam Funds. Mr. Mullin was first elected a Director of Liberty in 1989. He is 58 years old.

TERMS EXPIRING IN MAY 2002:

     W. W. JOHNSON is Chairman of the Executive Committee of the Board of Directors of Bank of America Corporation, a bank holding company, headquartered in Charlotte, North Carolina. Prior to the 1998 merger of Bank of America Corporation and NationsBank Corporation, he served in a similar capacity with NationsBank Corporation. Mr. Johnson first became a Director of Liberty in 1973 and is also a Director of Bank of America Corporation and Alltel Corporation. He is 69 years old.

     BENJAMIN F. PAYTON is President of Tuskegee University, Tuskegee, Alabama. He was elected a Director of Liberty in 1973 and is also a Director of AmSouth Bancorporation, Morrison Management Specialists, Inc., Praxair, Inc., and Ruby Tuesday, Inc. Dr. Payton is 67 years old.

     EUGENE E. STONE, IV, is Chief Executive Officer of Stone International, LLC, a clothing manufacturer, located in Greenville, South Carolina. He has held this position since April 26, 1999 and previously served as Chief Executive Officer of Stone Manufacturing, LLC, and as Chairman of Umbro International, Inc. Mr. Stone first became a Director of Liberty in 1996 and also serves as a Director of Carolina First Bank. He is 61 years old.
---------------

1. References to "Liberty Life" are to Liberty Life Insurance Company, a wholly owned subsidiary of Liberty.
2. Dr. Benjamin F. Payton attended 60% and J. Thurston Roach attended 63% of the aggregate of the total number of meetings of the Board and the meetings held by all committees of the Board on which they sat.

EXECUTIVE COMPENSATION

     The following information is given as to the chief executive officer and the other four most highly compensated officers (collectively the "Senior Executives") who received salary and bonus for 1999 from Liberty and its subsidiaries of more than $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG TERM
                                                           ANNUAL COMPENSATION       COMPENSATION AWARDS
                                                          ----------------------   ------------------------
                                                                                                  SHARES
                                                                                   RESTRICTED   UNDERLYING     ALL OTHER
                                                                                     STOCK         STOCK      COMPENSATION
         NAME AND PRINCIPAL POSITION(1)            YEAR   SALARY ($)   BONUS ($)    ($) (2)     OPTIONS (#)     ($) (3)
         ------------------------------            ----   ----------   ---------   ----------   -----------   ------------
James M. Keelor..................................  1999    $403,845    $135,877     $207,500         -0-        $15,360
President of Cosmos                                1998     372,308     273,859          -0-      10,000         15,360
                                                   1997     327,288     302,016      304,688      30,000         22,147
Robert E. Evans..................................  1999     222,743     202,539      375,575      20,000            -0-
President of Liberty Life
Hayne Hipp.......................................  1999     460,898     375,000      881,875         -0-         18,046
Chairman, President & CEO of Liberty               1998     450,000     336,750          -0-         -0-         18,089
                                                   1997     412,500     104,700          -0-         -0-         24,030
Jennie M. Johnson................................  1999     245,030     184,039      257,041         -0-         17,598
President of Liberty Insurance Services            1998     226,188     112,250          -0-      10,000         17,689
                                                   1997     210,000      67,202      118,422      30,000         21,611
Martha G. Williams...............................  1999     235,083     165,785      247,703         -0-         18,046
Vice President, General Counsel                    1998     217,000     123,480          -0-       7,500         18,089
& Secretary of Liberty                             1997     217,000      73,273      140,359      30,000         23,192

---------------

(1) References to "Cosmos" are to Cosmos Broadcasting Corporation and to "Liberty Insurance Services" are to Liberty Insurance Services Corporation. All companies referenced are wholly owned subsidiaries of Liberty. Mr. Evans first became an Executive Officer of Liberty on March 15, 1999.
(2) The aggregate restricted shareholdings at December 31, 1999 for each individual named in the Summary Compensation Table were as follows: James M. Keelor -- 17,359 shares valued at $732,333; Robert E. Evans -- 7,240 shares valued at $305,438; Hayne Hipp -- 85,000 shares (including 48,000 phantom units) valued at $3,585,938; Jennie M. Johnson -- 17,021 shares valued at $718,073; and Martha G. Williams -- 11,566 shares valued at $487,941. (Excludes value of Performance Restricted Stock that was forfeited because required operating earnings targets were not met.) Dividends are paid on restricted stock at the same rate as paid on all outstanding shares of the Company's Common Stock.
(3) "All Other Compensation" details Company contributions under the Retirement and Savings Plan for each named individual during 1999 (the last completed fiscal year).

STOCK OPTIONS

     The following table sets forth information with respect to stock options granted during 1999 to the Senior Executives named in the Summary Compensation Table pursuant to the Performance Incentive Compensation Program.

                  STOCK OPTION GRANTS IN THE LAST FISCAL YEAR
                               INDIVIDUAL GRANTS

                                                        % OF TOTAL
                                                      OPTIONS GRANTED   EXERCISE OR                GRANT DATE
                                            OPTIONS    TO EMPLOYEES     BASE PRICE    EXPIRATION    PRESENT
                   NAME                     GRANTED   IN FISCAL YEAR     ($/SHARE)       DATE      VALUE ($)
                   ----                     -------   ---------------   -----------   ----------   ----------
James M. Keelor...........................     -0-          n/a               n/a         n/a            -0-
Robert E. Evans...........................  20,000         23.0%          $51.875        2009       $279,400
Hayne Hipp................................     -0-          n/a               n/a         n/a            -0-
Jennie M. Johnson.........................     -0-          n/a               n/a         n/a            -0-
Martha G. Williams........................     -0-          n/a               n/a         n/a            -0-

     In accordance with Securities and Exchange Commission ("SEC") rules, the Black-Scholes pricing model was chosen to estimate the grant-date present value of the options set forth in this table. The Company's use of this model should not be constructed as an endorsement of its accuracy at valuing options. All stock option valuation models, including the Black-Scholes model, require a prediction about the future movement of the stock price. The real value of the options in this table depends upon the actual performance of the Company's stock during the applicable period.

     The information set forth in the following table includes the number of shares of Common Stock acquired on exercise of stock options by the Senior Executives named in the Summary Compensation Table during 1999 and the value realized by these exercises calculated by multiplying the closing price of the Company's stock on the exercise date by the number of shares acquired, less the option price paid by the Senior Executives to the Company in order to acquire these shares. Also shown is the number of unexercised options to purchase the Company's Common Stock held by each of the Senior Executives at December 31, 1999, as well as the value of these unexercised options calculated by multiplying the closing price of the Company's stock on December 31, 1999 by the number of underlying shares, less the option price that would be paid by the Senior Executives to the Company in order to acquire these shares.

         AGGREGATED OPTION EXERCISES IN 1999 AND YEAR-END OPTION VALUES

                                                                 NUMBER OF SHARES         VALUE OF SHARES
                                                                    UNDERLYING               UNDERLYING
                                                                UNEXERCISED OPTIONS   UNEXERCISED IN-THE-MONEY
                                     SHARES                       AT 12/31/99 (#)     OPTIONS AT 12/31/99 ($)
                                   ACQUIRED ON                  -------------------   ------------------------
                                    EXERCISE        VALUE        EXERCISABLE/ (1)         EXERCISABLE/ (1)
NAME                                   (#)       REALIZED ($)    UNEXERCISABLE (2)       UNEXERCISABLE (2)
----                               -----------   ------------   -------------------   ------------------------
James M. Keelor..................    20,000        $345,188         (1) 14,000             (1) $  18,875
                                                                    (2) 26,000             (2) $  28,625
Robert E. Evans..................       -0-             -0-         (1)    -0-             (1)       -0-
                                                                    (2) 20,000             (2)       -0-
Hayne Hipp.......................       -0-             -0-         (1)    -0-             (1)       -0-
                                                                    (2)    -0-             (2)       -0-
Jennie M. Johnson................       -0-             -0-         (1) 24,000             (1) $ 183,250
                                                                    (2) 26,000             (2) $  28,625
Martha G. Williams...............       -0-             -0-         (1) 23,500             (1) $ 183,219
                                                                    (2) 24,000             (2) $  28,500

     Closing price of Company stock on New York Stock Exchange on December 31, 1999 was $42.1875.

DIRECTORS COMPENSATION

     In 1999 each Director who is not also an officer of Liberty or one of its subsidiaries received $20,000 annual compensation, plus an award of 500 shares of Performance Restricted Stock and 250 shares of Restricted Stock. Provided the Company meets specific operating earnings targets for that year, 20% of the Performance Restricted Stock award can be earned each year over the next five years. The operating earnings targets for 1999 were met, and the 20% tranche for 1999 was earned. The Restricted Stock will vest 20% per year over the next five years. Travel expenses incurred by a Director in attending a meeting of the Board or a Committee are also reimbursed.

     The Compensation Committee Report on Executive Compensation and the performance graph which follow shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent the Company incorporates such Report and graph by specific reference.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee is currently composed of Messrs. John H. Mullin, III, Chairman, Rufus C. Barkley, Jr. and Eugene E. Stone, IV, all of whom are non-employee directors. The Committee provides overall guidance to the compensation programs and stock ownership plans established for the Company's executive officers, comprised mainly of operating subsidiary managers. Set forth below is the Committee's report addressing the Company's compensation policies for 1999.

     Policies. The Company's media and insurance businesses each have distinct economic characteristics, marketplaces and operating conditions. To maintain and grow the leadership position of the Company's operating subsidiaries in terms of market share, revenue and profitability, the Compensation Committee establishes compensation policies which are intended to: (1) reward capable and productive employees and (2) reinforce the Company's business strategies.

     At present, the executive compensation program is composed of annual incentive cash bonus, long-term incentive awards of stock options, restricted stock and phantom stock units, and salary and benefits generally available to executives in the insurance and media industries. The Company is subject to the loss of the deduction for compensation in excess of $1,000,000 paid to certain of the Company's executives unless the design and administration of the compensation programs comply with the requirements of Section 162(m) of the Internal Revenue Code. The Company generally has endeavored to satisfy the conditions required to preserve the deductibility of such executive compensation in the past and will continue to do so in the future. However, in specific situations after considering the costs of not satisfying Section 162(m) of the Code, the Company appropriately rewards individual performance regardless of tax deductibility.

     Comparability. The Committee annually reviews the executive compensation program, including an analysis of competitive market data. This data compares the Company's compensation practices to those of groups of comparator companies that have business operations in the insurance and media industries and that are similar in size in terms of revenues and assets. Salaries are generally targeted at the 50th percentile of the salaries of comparable positions at the comparator companies. The opportunity for executive officers to earn compensation in excess of the 50th percentile is provided by the annual performance-based bonus plan and the long-term stock ownership plans. The Performance Graph in this proxy statement displays, in addition to the Company and the S&P 500, the Dow Jones Media and the Dow Jones Life Insurance indices. These indices are comprised of a broad range of media and insurance companies, including those companies in the comparator groups used for compensation purposes.

     Annual Performance Incentive. The Compensation Committee's emphasis on tying pay to corporate, business unit and individual performance is reflected in the incentive bonuses awarded pursuant to the 1999 Management Bonus Plan (the "Bonus Plan"). The Bonus Plan provided for cash bonus awards to executive officers based on the 1999 actual versus target earnings performance of the Company and its major business units and various other individual or operating measures tailored to an individual executive's area of responsibility. As earnings and shareholder value increase, bonus payouts increase proportionally. The target awards set for the executive officers reflected the Committee's subjective judgment as to the extent to which the participant could contribute to the achievement of the Company's financial goals. Threshold actual earnings of the Company and its business units were required before an executive officer became eligible for a bonus. No bonuses would have been awarded to officers of the Company or its business units if the actual earnings of the Company or the relevant business unit had been lower than target earnings of the Company or the relevant business unit by 10%.

     The bonus awards paid to the Company's executive officers ranged from 121% to 150% of relevant target awards. 40% of combined salary and bonus paid to the executive officers in 1999 was derived from the performance-based bonus.

     Long-term Performance Incentive. The Company's Performance Incentive Compensation Program (the "Program") is designed to align a significant portion of the executive compensation program with shareholder interests. The Program permits the granting of several types of stock-based awards, all of which can be performance based at the Committee's election:

          - Stock Option. A right vesting over a period of years as established by the Compensation Committee and terminating after ten years to purchase shares of Common Stock at a price equal to the market value of the Common Stock on the date the option is awarded.

          - Restricted Stock. Shares of Common Stock which the recipient cannot sell or otherwise dispose of until a restriction period lapses and which are forfeited if the recipient terminates employment for any reason other than retirement, disability or death prior to the lapse of the restriction period.

          - Phantom Units. Book accounts for participants which can be vested in increments over time and paid by delivery of a number of shares of Common Stock equal to the number of phantom shares held in the book account and which are forfeited if the recipient terminates employment for any reason other than retirement, disability or death prior to vesting.

     Formulas tied to an executive officer's base salary were utilized in establishing the number of shares of restricted stock, performance-based restricted stock and stock options for each 1999 award. No emphasis was placed on the number of shares in previous awards. Performance-based restricted stock must be earned by participants by meeting specific earnings targets. Participants in the Insurance Operations and the Corporate areas (including the Chief Executive Officer) earned 100% of the 1999 performance restricted stock award when 1999 performance targets were achieved. Cosmos participants earned 50% of the 1999 performance restricted stock award.

     Salaries. Executive officers were granted base salary increases effective March 1, 1999 after evaluating executives' levels of performance, responsibility and internal equity issues, and after evaluating the range of salaries paid by the comparative group of companies.

     Chief Executive Officer. After evaluating the competitive total compensation market data for the comparator companies and the 1998 performance of the Company against its bonus targets, at its February 2, 1999 meeting the Committee determined that a cash bonus of $336,750 would be appropriate for the Chief Executive Officer. At the Committee's May 3, 1999 meeting a similar determination was made in deciding to award the Chief Executive Officer 17,000 shares of Performance Restricted Stock. These shares were earned upon achievement of the Company's 1999 financial targets and will vest ratably over five years.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS:

   John H. Mullin, III       Rufus C. Barkley, Jr.       Eugene E. Stone, IV

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1999 there were no interlocking relationships involving the Company's executive officers and its directors.

CERTAIN TRANSACTIONS

     W. W. Johnson, Chairman of the Executive Committee of Bank of America Corporation, is a Director of Liberty. No executive officer of the Company serves on the Board of Directors of Bank of America Corporation. Effective May 1, 1998, Liberty entered into a Credit Agreement with a syndicate of banks pursuant to which Liberty could borrow up to $300 million. Among the banks participating in the syndicate of banks and their portion of the total debt at December 31, 1999 were: Bank of America for $9.7 million and First Union National Bank of North Carolina for $28.1 million.

     Edward E. Crutchfield, Chairman of the Board of First Union Corporation, is a Director of Liberty. No executive officer of the Company serves on the Board of Directors of First Union. In addition to participating in the syndicate of banks described in the previous paragraph, during 1999 Liberty Life paid approximately $820,700 in service fees to First Union Corporation for collecting and remitting the premiums for life, accidental death and disability policies held by mortgage customers of First Union.

     William B. Timmerman, Chairman of the Board, President and Chief Executive Officer of SCANA Corporation, the parent company of South Carolina Electric and Gas Company, is a Director of Liberty. Liberty Life writes universal life insurance policies for employees of South Carolina Electric and Gas Company. Premiums paid on these policies totaled approximately $358,500 during 1999.

     Management believes that the terms of the arrangements described in this "Certain Transactions" section are as favorable to Liberty as are similar transactions between unrelated parties.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS AND CHANGE-OF-CONTROL ARRANGEMENTS

     The Company has established a so-called "Rabbi Trust" by entering into a trust agreement with Wachovia Bank, NA ("Trustee") to assure the satisfaction of the obligations of the Company under phantom stock awards which relate to deferred payments to the Chief Executive Officer ("Rabbi Trust"). Pursuant to the Rabbi Trust, which is irrevocable, the Company has deposited, and is obligated to maintain on deposit, with the Trustee, either amounts of cash or marketable securities sufficient to fund such payments. The Rabbi Trust will terminate upon the earlier of the exhaustion of the trust corpus or the final payment to the executive pursuant to such phantom stock awards, and any remaining assets will be paid to the Company.

FIVE-YEAR SHAREHOLDER RETURN COMPARISON

     The Performance Graph below compares cumulative, five-year shareholder returns on an indexed basis with the S&P 500 Stock Index, the Dow Jones Media Index and the Dow Jones Insurance-Life Index.

                               PERFORMANCE GRAPH

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
        AMONG THE LIBERTY CORPORATION, THE S&P 500 INDEX, THE DOW JONES
               MEDIA INDEX AND THE DOW JONES INSURANCE-LIFE INDEX

                                           THE LIBERTY                                                      DOW JONES INSURANCE -
                                           CORPORATION              S&P 500            DOW JONES MEDIA              LIFE
                                           -----------              -------            ---------------      ---------------------
1994                                           100                    100                    100                     100
1995                                           136                    138                    143                     139
1996                                           162                    169                    148                     184
1997                                           196                    226                    209                     274
1998                                           210                    290                    279                     344
1999                                           183                    351                    445                     300

* $100 invested on 12/31/94 in stock or index -- including reinvestment of dividends. Fiscal year ending December 31.

PRINCIPAL HOLDERS OF VOTING SECURITIES

     The following table shows as of January 31, 2000, the shares of Liberty Common Stock and Liberty Preferred Stock beneficially owned (as that term is defined by Rule 13d-3 issued by the SEC under the Securities Exchange Act of
1934) by all persons who beneficially own more than 5% of the shares of each such class of Liberty stock. Jo Love Little, James S. Love, III and Mary E. McMillan are brother and sisters.

                                                          NATURE AND AMOUNT OF
                                                          BENEFICIAL OWNERSHIP
                                             ----------------------------------------------
                                             SOLE VOTING     SHARED VOTING        TOTAL
                                               AND/OR           AND/OR            SHARES      PERCENTAGE      PERCENTAGE
                                             INVESTMENT       INVESTMENT       BENEFICIALLY       OF              OF
NAME AND ADDRESS                              POWER(1)         POWER(2)           OWNED         COMMON        PREFERRED
----------------                             -----------     -------------     ------------   ----------      ----------
Gabelli Funds, Inc.
One Corporate Center
Rye, NY 10580-1434.........................   3,819,948(3)            -0-        3,819,948        19.58%           --
Hayne Hipp
PO Box 789
Greenville, SC 29602.......................     335,527(4)      1,999,549(5)     2,335,076        11.98%           --
William R. Patterson
999 Peachtree Street, NE
Atlanta, GA 30309-3996.....................         -0-         1,921,746(6)     1,921,746         9.85%           --
Jo Love Little
#2 Birch Cove
Gulfport, MS 39503.........................      83,740(7)            -0-           83,740           --         19.81%
James S. Love, III
12137 Hickman Road
Biloxi, MS 39532...........................     176,045(7)            -0-          176,045           --         41.64%
Mary E. McMillan
1200 Meadowbrook, #34
Jackson, MS 39206..........................     136,724(7)            -0-          136,724           --         32.34%

---------------

Notes:

1. Except as otherwise indicated in these Notes, each person has sole voting and investment power with respect to the designated shares.
2. Shares shown in this column are included in the totals for more than one person as follows: Hayne Hipp shares voting and investment power with William
   R. Patterson and other persons with respect to 208,000 shares. Except as otherwise indicated in these Notes, both voting and investment power are shared with respect to the shares designated in this column.
3. Amendment No. 27 to Schedule 13D filed with the SEC on November 9, 1999, reflects that Gabelli Funds, Inc. is the ultimate parent of a variety of companies engaged in the securities business and is the beneficial owner of the above shares, including 3,786,648 shares for which sole voting power is held and 3,819,948 shares for which sole investment power is held.
4. Includes 37,000 restricted shares as to which he has sole voting power but no investment power and 21,591 shares held in trust for the benefit of charity and/or family and non-family members of which Hayne Hipp serves as sole Trustee.
5. Includes 12,045 shares held of record by his wife and 314,991 shares held in trust for the benefit of his children and/or charity of which his wife serves as Co-Trustee.
6. Includes 1,921,746 shares for which shared voting power is held and 1,581,392 shares for which shared investment power is held.

7. The shares shown as being owned by Jo Love Little, James S. Love, III and Mary E. McMillan are shares of Liberty's Series 1995-A Preferred Stock, which entitles these holders to receive an equal number of shares of Liberty Common Stock upon conversion of the shares of Preferred Stock.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table shows the shares of Liberty Common Stock owned beneficially (as that term is defined by Rule 13d-3 issued by the SEC under the Securities Exchange Act of 1934), unless otherwise indicated, by each Director and nominee and by all executive officers and Directors of Liberty as a group on January 31, 2000.

                                                                                    PERCENTAGE OF
                                                             NUMBER OF SHARES     OUTSTANDING SHARES
                      SHAREHOLDER (1)                        OF COMMON STOCK       OF COMMON STOCK
                      ---------------                        ----------------     ------------------
Rufus C. Barkley, Jr.......................................         6,308(2)              .03%
Edward E. Crutchfield......................................         4,400(3)              .02%
Robert E. Evans............................................         7,240(4)              .04%
John R. Farmer.............................................         7,400(3)              .04%
Hayne Hipp.................................................     2,335,076(5)            11.98%
Jennie M. Johnson..........................................        59,039(6)              .30%
W. W. Johnson..............................................         3,200(3)              .02%
James M. Keelor............................................        82,896(7)              .43%
William O. McCoy...........................................         4,800(3)              .02%
John H. Mullin, III........................................         4,400(3)              .02%
Benjamin F. Payton.........................................         2,600(3)              .01%
J. Thurston Roach..........................................         4,400(3)              .02%
Eugene E. Stone, IV........................................         5,900(8)              .03%
William B. Timmerman.......................................         2,400(3)              .01%
Martha G. Williams.........................................       148,392(9)              .76%
All Directors, Nominees for Director and Executive Officers
  as a Group (16 persons)..................................     2,688,085(10)           13.78%

---------------

1. None of the Directors and executive officers is the beneficial owner of any Preferred Stock or of any equity securities of any of Liberty's subsidiaries. Except as otherwise indicated in these Notes, each of the individuals named above has sole voting and investment power with respect to the shares listed for such person.
2. Includes 2,000 restricted shares as to which he has sole voting power but no investment power, 200 shares held of record by his wife, and 3,708 shares held by a family partnership of which Mr. Barkley is a general partner and of which a trust established under his mother's will and Mr. Barkley are the beneficiaries. Rufus C. Barkley, Jr. disclaims beneficial ownership of the 200 shares held by his wife.
3. Includes 2,000 restricted shares as to which he has sole voting power but no investment power.
4. Includes 7,240 restricted shares as to which he has sole voting power but no investment power.
5. See "Principal Holders of Voting Securities" table and Notes 2, 4 and 5 thereto for a more complete description of the nature and amount of beneficial ownership by Hayne Hipp.
6. Includes options to purchase 24,000 shares currently exercisable under Liberty's Performance Incentive Compensation Program and 17,021 restricted shares as to which she has sole voting power but no investment power.

 7. Includes options to purchase 14,000 shares currently exercisable under Liberty's Performance Incentive Compensation Program and 17,359 restricted shares as to which he has sole voting power but no investment power.
 8. Includes 2,000 restricted shares as to which he has sole voting power but no investment power and 2,500 shares held by a limited partnership as to which he has shared voting and investment power. Mr. Stone disclaims beneficial ownership of the 2,500 shares held by the limited partnership.
 9. Includes options to purchase 23,500 shares currently exercisable under Liberty's Performance Incentive Compensation Program, 11,566 restricted shares as to which she has sole voting power but no investment power, 1,000 shares held by her adult son residing at home, and 1,750 shares held in trust for the benefit of family members of which her husband serves as sole Trustee. Martha G. Williams disclaims beneficial ownership of the 2,750 shares held by her son and in trust for family members.
10. Includes options to purchase 69,854 shares currently exercisable under Liberty's Performance Incentive Compensation Program and 111,466 restricted shares as to which they have sole voting power but no investment power.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Act of 1934 requires the Company's Directors and executive officers and persons who own more than 10% of the Company's Common Stock to file with the SEC and the New York Stock Exchange various reports as to ownership of such Common Stock. Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on a review of the copies of such forms furnished to the Company and written representations to the Company that no other reports were required, all the applicable Section 16(a) filing requirements were complied with during 1999.

ITEM 3. PROPOSAL TO APPROVE THE AMENDMENT TO THE PERFORMANCE INCENTIVE COMPENSATION PROGRAM

     On February 1, 2000, the Board of Directors and the Compensation Committee approved an amendment to the Company's Performance Incentive Compensation Program (the "Program") to increase the number of shares subject to the Program. The amendment (the "Amendment") was adopted subject to shareholder approval and is further described below under the caption "Amendment." On November 2, 1999, the Board of Directors and the Compensation Committee approved one immaterial modification not requiring shareholder approval. The Board of Directors and the Compensation Committee consider the Program to be helpful in attracting and retaining the services of valuable officers and key employees as well as non-employee directors of the Company (which includes its subsidiaries) and providing significant incentives for high levels of performance. The Program has been in effect since initially approved by the shareholders in 1983. In 1990 and 1997, the shareholders approved an extension in the term of the Program and an increase in the number of shares subject to the Program.

     The following discussion first summarizes the Program as a whole, as modified by the Amendment and then focuses on the Amendment and the reasons for recommending that the shareholders approve it. This summary is qualified by reference to the Restated Program attached as Exhibit A to this proxy statement. As explained under the caption "Amendment," the shareholders are being asked to approve an increase in the number of shares subject to awards under the Program (in lieu of adopting a new plan).

     General. The Program will continue to be administered by the Compensation Committee (the "Committee"), which has been appointed by the Board of Directors for this purpose. Although not explicitly required by the terms of the Program, the Company intends that the Committee will continue to be composed of "non-employee directors" as that term is defined in Rule 16b-3 adopted by the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and "outside directors" as that term is used in the regulations adopted by the Internal Revenue Service ("IRS") under
Section 162(m) of the Code. The Committee is authorized to establish rules and regulations for administration of the Program and to make determinations under and interpretations of the Program and the Awards granted thereunder. The Program provides for grants of incentive stock options within the meaning of
Section 422 of the Code, nonstatutory stock options, performance units, restricted share awards, unrestricted share awards, phantom stock units, and any combination of the foregoing (collectively, "Awards"). The Program will expire on May 6, 2007, except with respect to Awards then outstanding.

     Eligibility to Participate. Officers and key employees of the Company and its subsidiaries are eligible to participate in the Program, and non-employee directors of the Company and its subsidiaries also will be eligible to participate under the Program. As of January 31, 2000, seventy-nine officers and key employees and ten non-employee directors were eligible to participate in the Program. The Committee's determinations as to which officers, key employees and directors will receive Awards will be made on the basis of such individuals' responsibilities and present and potential contributions to the success of the Company and its subsidiaries.

     Shares Available for Issuance under the Program. A total of 4,300,000 shares of Common Stock may be subject to Awards, including Awards previously granted and previously settled, all as adjusted in accordance with the terms of the Program. The shares of Common Stock issuable under the Program may be authorized but unissued shares or shares reacquired by the Company, including shares purchased in the open market. At March 17, 2000, the closing market price of the Company's Common Stock on the New York Stock Exchange was $36.50 per share.

     Stock Options. Options may be granted at any time for the purchase of shares of the Company's Common Stock. The Committee may grant options to officers, key employees and directors of the Company and its subsidiaries for such number of shares as the Committee designates, subject to certain limitations. No incentive stock options, however, may be granted to any non-employee directors. In addition, the fair market value of the shares subject to one or more incentive stock options first exercisable in any calendar year may not exceed $100,000 (determined at grant date and without regard to any restriction other than a restriction which by its terms will never lapse).

     The option price under each option will be at least 100% of the fair market value of the shares on the date such option is granted, as determined by the Committee. If an incentive stock option is granted to an individual who, at the time of the grant, owns stock having more than 10% of the total combined voting power of the Company or any of its subsidiaries (a "10% shareholder"), the exercise price of such incentive stock option must be at least 110% of the fair market value of the shares on the date of grant, as determined by the Committee. Upon exercise of any option, the option price must be paid in full. Payment must be made in cash or, if permitted by the Committee, may be made in Common Stock valued at its fair market value on the date of exercise or, at the discretion of the Committee, in any combination of the foregoing.

     Each option will become exercisable in such amounts and at such times as the Committee may prescribe. No option may be exercisable more than ten years after the date of the grant. For any incentive stock options granted to a 10% Stockholder, the maximum term is five years instead of ten. Options are not transferable except by will or the laws of descent and distribution and, during the lifetime of the employee to whom granted, may be exercised only by such employee.

     Subject to the exceptions noted below, each option may be exercised only during the continuance of the optionee's employment with (or service as a non-employee director of) the Company or one of its subsidiaries.

For incentive stock options granted after 1997, unless the option agreement is amended by the Company and the participant to treat it as a nonstatutory option, the option may be exercised only for three months after termination of employment (or for one year after termination of employment due to disability or if the participant dies within three months of terminating employment, or for three years after termination of employment due to death). Nonstatutory stock options granted after 1996 may be exercised for up to one year after termination of employment for any reason. Subject to the shorter limits described above for the retirement or disability of a holder of incentive stock options granted after 1996, if an optionee's employment (or service as a non-employee director) is terminated due to death, disability or retirement at normal retirement age under the Retirement Plan of the Company or of any applicable subsidiary (or any applicable retirement policy for non-employee directors), any options then exercisable will remain exercisable by such optionee, or, if applicable, a beneficiary or legal representative, for three years from the date of such termination of employment or until expiration of the option, whichever occurs first.

     Performance Units. Performance units may be awarded from time to time at the discretion of the Committee. The Committee is authorized, when making any Award of Performance Units, to assign a value to the performance units and define the terms and conditions as to their values and the basis on which such values will be determined. Performance standards will be established by the Committee each time performance units are granted. At the time the performance standards are met (and subject to the Committee certification required by Section 9 of the Program in the case of Qualifying Awards), performance units will be paid in cash equal to the appropriate amount earned and established by the Committee.

     Unless waived in the circumstances described below, these standards must be met during the continuance of the participant's employment with the Company prior to any payment with respect to such units. If a participant's employment (or service as a non-employee director) is terminated due to death, disability or retirement at normal retirement age under the Retirement Plan of the Company or of any applicable subsidiary (or any applicable retirement policy for non-employee directors), the Committee shall have complete discretion to waive all or part of the employment and performance standard requirements for payment in respect of one or more performance units, except as otherwise provided for any performance units that constitute Qualifying Awards. Performance units may not be transferred except by will or the laws of descent and distribution and, during the lifetime of the participant to whom awarded, payment may be made with respect to such performance units only to the participant or his personal representative.

     Restricted Shares. The Program authorizes the Committee to grant restricted shares with any restriction period (the "Restriction Period") that the Committee deems appropriate. The Committee also has the discretion to set vesting schedules and vesting conditions for such Awards. During the applicable Restriction Period, restricted shares may not be sold, assigned, transferred, pledged or otherwise encumbered. In addition to the requirement of continued employment (or service as a non-employee director) during the Restriction Period, the Committee may condition vesting of restricted shares on the satisfaction of performance goals within certain time periods. The time periods in which performance goals must be satisfied may be the same as the applicable vesting schedule based on employment (or service as a non-employee director) or they may be shorter. As a result, the applicable restrictions on transfer may continue to apply to restricted shares after all performance goals have been satisfied. During the applicable Restriction Period, the participant is entitled to full dividend and voting rights in respect of the shares that are the subject of the Award, unless and until the restricted shares are forfeited.

     If a participant's employment (or service as a non-employee director) terminates due to death, disability or retirement at normal retirement age under the Retirement Plan of the Company or of any applicable subsidiary (or any applicable retirement policy for directors), the restrictions imposed on any restricted shares will terminate as of the date of such termination of employment (or service as a non-employee director), except as otherwise provided for any restricted shares that constitute Qualifying Awards. If a participant's employment (or service as a non-employee director) terminates for any reason other than as provided above, a participant will forfeit all rights in respect of any restricted shares as of the date of such termination of employment (or service as a non-employee director) subject to the exceptions described below.

     For restricted share Awards prior to 1997, if there is a merger, consolidation, sale of all or substantially all of the Company's assets, or other corporate reorganization in which the Company is not the surviving corporation, the restrictions then applicable to any restricted shares will terminate as of the date of that event or such earlier date as the Committee may determine. For restricted share Awards granted after 1996, the terms of the particular Awards will govern the extent (if any) to which the restrictions on those restricted shares may terminate as a result of any transaction described above or in the event of any other change in control event.

     Phantom Stock Units. The Committee may grant to participants phantom stock units which represent an unfunded and unsecured promise on the part of the Company to deliver to a participant stock, cash or a combination of stock and cash equal to the value of a number of phantom shares established by the Committee when granting the Award. Phantom stock units, like restricted shares, will be subject to a Restriction Period that the Committee deems appropriate. In addition to the requirement of continued employment (or service as a non-employee director) during the Restriction Period, the Committee may condition vesting of phantom stock units on the satisfaction of performance goals within certain time periods, which may be the same as or shorter than the applicable vesting schedule based on employment (or service as a non-employee director).

     Phantom stock units may be settled in stock, cash or some combination of both. The Committee may determine whether the participant will receive stock or cash, or may grant to the participant the right to make such an election. In addition, the Committee may grant the participant the right to defer vesting or payment of a phantom stock unit. The grant of a phantom stock Award does not give the holder any rights as a shareholder with respect to the phantom shares represented by the unit, but it will give the holder a right to receive additional cash compensation equal to the amount of cash dividends payable with respect to a corresponding number of actual shares of Common Stock. The Program contemplates that the Company may from time to time establish one or more grantor trusts administered by a financial institution, as trustee, and contribute shares to any such trust to be used to satisfy the Company's obligations under Awards. To the extent this is done with respect to phantom stock units, participants may be given a right to direct the Trustee as to the voting of a number of shares of Common Stock corresponding to their phantom shares even though the participants have no rights as shareholders as a result of the grant of phantom stock units.

     If a participant's employment (or service as a non-employee director) terminates due to death, disability or retirement at normal retirement age under the Retirement Plan of the Company or of any applicable subsidiary (or any applicable retirement policy for non-employee directors), the vesting conditions imposed on phantom stock units will terminate as of the date of such termination of employment (or service as a non-employee director), except as otherwise provided for any phantom stock units that constitute Qualifying Awards. In the event of termination of employment (or service as a non-employee director) for any reason other than as provided above, a participant shall forfeit all rights in respect of any unvested phantom stock units as of the date of such termination of employment (or service as a non-employee director).

     Unrestricted Shares. The Committee may from time to time in its discretion grant Awards of unrestricted shares of Common Stock to officers, key employees and directors as consideration for services rendered to the Company or its subsidiaries. Without limiting the Committee's authority, it is contemplated that Awards of unrestricted shares may be granted to non-employee directors in lieu of or as a supplement to cash fees for services rendered as directors.

     Qualifying Awards. The Committee may grant to any eligible participant in the Program an Award designed to qualify as performance-based compensation under
Section 162(m) of the Code ("Qualifying Award"). A Qualifying Award may be a stock option or an Award of restricted shares, phantom stock units or performance units, provided that any Award of restricted shares, phantom stock units or performance units is conditioned upon satisfaction within a set period of time of performance goals established by the Committee in accordance with
Section 10(A) of the Program. Unless otherwise specified in writing by the Committee, either at the time an Award is granted or at any time thereafter, all Awards issued under the Program that are either stock options or other Awards as to which the settlement or vesting of the Award is conditioned upon achievement of performance goals established by the Committee in accordance with Section 10(A) of the Program will be treated as Qualifying Awards. Awards of unrestricted shares cannot be Qualifying Awards.

     The performance goals for Qualifying Awards must be based on any one or more (or any combination) of the following business criteria: revenues, net income (before or after tax), earnings, earnings per share, shareholders' equity, return on equity, assets, return on assets, capital, return on capital, book value, economic value added, operating margins, profit margins, cash flow, shareholder return, expenses, sales or market share, expense management, return on investment, improvements in capital structure, budget comparisons, profitability of an identifiable business unit or product, or stock price of the Company. The performance goals for a Qualifying Award also may be based on any of the foregoing business criteria either: (1) before the effect of acquisitions, divestitures, accounting changes, restructuring or other special charges or other extraordinary items or (2) after giving effect to an adjustment to reflect any such transaction or extraordinary item, to the extent, in each such case, the Committee specifies, when granting the Award, that any such extraordinary items will be disregarded or that a particular formula or other objective method will be used to make an appropriate adjustment to reflect any such transaction or extraordinary item.

     The foregoing objectives may be applicable to the Company as a whole, one or more of its divisions, subsidiaries, business units, or business lines, or any combination of the following. Such performance goals also may be based on the attainment of specified levels of Company performance under one or more of the measures described above relative to the performance of other businesses. The Committee may require that payment of a Qualifying Award be subject to other conditions, such as completion of a period of service, even if the performance goals specified in the Qualifying Awards are satisfied. The Committee also has the discretion to reduce (but not to increase) some or the entire amount that would otherwise be payable under the Qualifying Award upon satisfaction of performance and other conditions.

     If a participant's employment terminates due to death or disability, the restrictions or other vesting conditions imposed on any Qualifying Award will terminate as of the date of such termination of employment; but in that event, the Committee may defer or accelerate the payment of such Award in its sole and absolute discretion. If employment terminates for any reason other than as provided above, a participant will forfeit, as of the date of such termination of employment, all rights with respect to any shares represented by, and will forfeit all rights to receive any other settlement of, all unvested Awards that constitute Qualifying Awards.

     Change in Control Events. The Committee may provide, when granting an Award or at any time thereafter, whether and to what extent a "Change in Control Event" will cause the restrictions imposed on any outstanding Awards to terminate and such Awards to become fully exercisable, fully vested or fully earned. A "Change in Control Event" is deemed to occur when: (1) a tender or exchange offer has been made (other than by the Company, its subsidiaries or any of their employee benefit plans) which, if completed, will cause the offeror to become an "Acquiring Person" (as defined below), provided that the offeror actually acquires shares of the Common Stock pursuant to the offer; (2) any person or entity (other than the Company, its subsidiaries or any of their employee benefit plans) becomes an Acquiring Person (other than in an acquisition from the Company or in a transaction approved by the Incumbent Board, as defined below); or (3) the directors who constitute the Incumbent Board as of the relevant time fail to constitute at least a majority of the Board of Directors. At any relevant time, a director will be deemed a member of the Incumbent Board if that director either (a) served as a director of the Company on February 4, 1997 or (b) was elected or nominated with the approval of a majority of the Incumbent Board as then constituted (unless the individual's initial assumption of office was in connection with an actual or threatened election contest relating to the election of the Company's directors).

     The Program defines an "Acquiring Person" as any person or group of affiliated or associated persons which, after February 4, 1997, becomes the beneficial owner of 20% or more of either the Company's Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors, except for any person that beneficially owns 20% or more of either the Company's Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors: (1) as a result of a reduction in the number of shares of Common Stock outstanding due to the Company's acquisition of its Common Stock; (2) as a result of: (a) a will or the laws of descent and distribution, (b) the transfer of shares to any member of the transferor's immediate family or to a trust for the benefit of a member of the transferor's family (a "Transferee Trust"), (c) a divorce decree or settlement or (d) the transfer of shares held on February 4, 1997 by any trust or held at any time by Transferee Trust to any beneficiary of any such trust; or
(3) as a result of any acquisition by such person of shares pursuant to any employee benefit plan of the Company or any of its subsidiaries.

     Adjustment. The total number of shares subject to the Program, the maximum number of shares that may be acquired by any one participant, the number of shares subject to outstanding Awards, and the exercise prices of outstanding stock options will be adjusted by the Committee in the event of a merger, reorganization, consolidation, recapitalization, stock dividend, spin-off, stock split or other change in the corporate structure or other distribution of stock or property (except ordinary cash dividends) affecting the Company's Common Stock.

     Term, Amendments and Discontinuance. The Program will terminate with respect to the granting of Awards on May 6, 2007 unless terminated at an earlier date by the Committee. The Committee may amend, suspend or discontinue the Program. The Committee may condition the effectiveness of any amendment on shareholder approval to the extent the Committee determines that shareholder approval is necessary or desirable to qualify for: certain tax deductions or other desired treatment under Section 162(m) or other Sections of the Code and related regulations of the IRS, all as amended from time to time; certain exemptions under Section 16 of the Exchange Act and related rules adopted by the Securities and Exchange Commission, all as amended from time to time; or any other desired exemption or treatment under any applicable law or regulation. No such amendment may materially and adversely affect the rights of any participant as to any then outstanding Award without that participant's consent.

     Tax Withholding. Prior to issuing stock or otherwise settling an Award, the Company has the right to require any participant to remit to it any amounts required to satisfy any applicable federal, state or local tax withholding requirements with respect to such Award. Cash payments by the Company in settlement of Awards will be net of the amounts necessary to satisfy applicable withholding requirements (which generally will not be applicable to non-employee directors). For Awards to be settled in shares of Common Stock, the participant may elect to surrender, or otherwise authorize the Company to withhold, a number of shares of Common Stock having a sufficient fair market value to satisfy the amount of any taxes required to be withheld with respect to such Common Stock.

     Federal Income Tax Consequences. As discussed above, the Program, which is not qualified under Section 401(a) of the Code, provides for the grant to eligible officers, employees and non-employee directors of various types of Awards. The following summary of tax consequences to the Company and participants arising under the Program is necessarily general and is based on present provisions of the Code, rulings and proposed regulations, all of which are subject to future changes. In addition, state income tax laws may vary in effect.

     - Incentive Stock Options. Under current federal tax laws, an optionee will not recognize income from the grant or exercise of an incentive stock option for ordinary income tax purposes. However, in computing an optionee's liability for the alternative minimum tax, the optionee will have income at the date of exercise equal to the difference between the fair market value of the shares acquired and the option price paid for the shares. Assuming the optionee does not sell or otherwise dispose of the stock acquired pursuant to the exercise of an incentive stock option within two years from the date of grant of such option or within one year after the exercise of such option, any amount received upon the subsequent sale or disposition of such stock in excess of the optionee's tax basis in such stock (generally, the option price of such stock) will be treated as a long-term capital gain or loss.

       If the optionee sells or otherwise disposes of the stock acquired upon exercise of an incentive stock option within two years from the date of grant of such option or within one year after the exercise of such option, such sale or other disposition will constitute a "disqualifying disposition," and the optionee will recognize ordinary income in an amount not exceeding the amount of gain realized on the disposition. The Company is not entitled to a deduction with respect to an incentive stock option unless there is a disqualifying disposition of shares received upon exercise of such option.

     - Nonstatutory Stock Options. Under current federal tax laws, an optionee will not recognize income as a result of the grant of a nonstatutory stock option. Except as provided below, upon exercise of a nonstatutory stock option, an optionee will recognize ordinary income in an amount equal to the difference between the fair market value of the stock on the date of exercise and the aggregate option price. Subject to Code Section 162(m), either the Company or the appropriate subsidiary will be entitled to a deduction equal to the amount of ordinary income recognized by an optionee upon exercise of a nonstatutory stock option.

     - Performance Units. Under current federal tax laws, a participant will not recognize income upon the grant of a performance unit under the Program. Rather, a participant will recognize ordinary income upon the payment attributable to a performance unit in an amount equal to the amount of cash received. Such income is subject to withholding (except for non-employee directors). Subject to Code Section 162(m), either the Company or the appropriate subsidiary will be entitled to a deduction equal to the amount of such ordinary income.

     - Restricted Shares. Under current federal tax laws, a participant will not recognize income upon the Award of restricted shares under the Program. Instead, except as provided below, such participant will recognize ordinary income when the restrictions imposed under the Program terminate and the previously restricted shares vest in the participant without further restriction. Subject to Code Section 162(m), the Company will be entitled to a deduction equal to the amount of such ordinary income.

       Alternatively, Section 83(b) of the Code permits a recipient to elect, within thirty days of the Award date, to recognize the fair market value of restricted shares, determined as of the Award date without regard to any restrictions, as ordinary income subject (except for non-employee directors) to withholding, even though such shares remain subject to forfeiture restrictions. The Company is entitled to a corresponding deduction at the same time. If such an election is made, any subsequent appreciation in value of the shares is not taxable as ordinary income. However, if such shares are subsequently forfeited and returned to the Company, the employee will not be entitled to a deduction with respect to such forfeiture.

       When a participant disposes of the shares, any amount received in excess of the fair market value of the shares at the time the restrictions terminate (or any amount in excess of the fair market value of the shares on the Award date if the participant has made a Section 83(b) election) will be treated as capital gain.

     - Phantom Stock Units. Under current federal tax laws, a participant will not recognize income upon an Award of phantom stock units or upon the vesting of such units, and the Company will not be entitled to a deduction upon the occurrence of either such event. However, the participant will recognize ordinary income when phantom stock units are settled by a payment in stock or cash, in an amount equal to the fair market value of an appropriate number of shares of Common Stock on the date of settlement. Subject to Code Section 162(m), the Company will be allowed a deduction for the amount of any taxable income recognized by the participant at the time such income is recognized.

     - Unrestricted Shares. Under current federal tax laws, a participant will recognize income upon an Award of unrestricted shares, as of the Award date. The amount of the income recognized will be equal to the fair market value of the unrestricted shares on the date of grant. Such income is subject to withholding (except for non-employee directors). Subject to Code Section 162(m), either the Company or the appropriate subsidiary will be entitled to a deduction equal to the amount of such ordinary income.

AMENDMENT

     The shareholders are being asked to approve the Amendment to increase from 4,300,000 to 5,000,000* (subject to adjustment, as described below) shares of Common Stock available for Awards under the Program and clarify the way in which this limit will be applied.

     Additional Shares. In connection with the Board of Directors' and the Committee's desire to structure both the terms of and the right to receive Awards under the Program in a way that will encourage the Company's senior executives to make significant investments in the Company's Common Stock, the Board of Directors and the Committee believe it is appropriate at this time to authorize additional shares for future Awards. The additional shares for which approval is sought represent approximately 3.6% of the Company's outstanding Common Stock as of March 15, 2000. The Awards granted and to be granted under the Program

---------------

* As of March 15, 2000, approximately 3,532,000 shares have been used for Awards currently outstanding and Awards previously settled, and approximately 1,468,000 shares are available for future grants pursuant to the Program, assuming shareholder approval of the Amendment.

are designed to align the interests of officers, key employees and directors with those of other shareholders and to enable the Company to attract, motivate and retain experienced and highly qualified individuals.

     Certain Plan Benefits. It is impossible to determine the amount of future Awards that will be received by particular participants because the grant of Awards under the Program is within the Committee's discretion. Information about Awards granted under the Program in 1999 to the Company's five highest compensated executive officers is set forth in the table on page 5. To supplement that information, the following table shows information regarding the Awards granted in 1999 to all executive officers as a group, all directors who are not executive officers as a group, and all employees, including all officers who are not executive officers, as a group.

                 THE PERFORMANCE INCENTIVE COMPENSATION PROGRAM

                                                           OPTIONS
                                                  -------------------------
                                                                 NUMBER OF         RESTRICTED SHARES
                                                                   SHARES     ----------------------------
                                                     DOLLAR      UNDERLYING       DOLLAR        NUMBER OF
NAME AND POSITION                                 VALUE ($)(1)    OPTIONS     VALUE ($)(2)(3)   SHARES (3)
-----------------                                 ------------   ----------   ---------------   ----------
Executive Officer Group.........................      $-0-         20,000       $1,655,859        39,250
Non-Executive Director Group....................       -0-            -0-          316,406         7,500
Non-Executive Officer/Employee Group............       -0-         66,890        1,108,266        26,270

---------------

(1) Equal to the net value of the option as of December 31, 1999 based on the closing market price of the Company's Common Stock on December 31, 1999 minus the applicable per share exercise price of the option.
(2) Represents value based on the closing market price of the Company's Common Stock on December 31, 1999, assuming all shares are fully vested.
(3) Does not include shares of performance restricted stock forfeited because required 1999 earnings targets were not met.

VOTE REQUIRED.

     The affirmative vote of a majority of the shares voting, in person or by proxy, on this proposal at the Annual Meeting is required to approve the Amendment to the Program.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO THE PROGRAM.

ITEM 3.  RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     Subject to shareholder ratification, the Board of Directors has appointed the firm of Ernst and Young LLP as independent public accountants for the year 2000. The appointment was made upon the recommendation of the Audit Committee, which is composed of Directors who are not officers or otherwise employees of Liberty.

     If the shareholders do not ratify the selection of Ernst and Young LLP, the selection of independent certified public accountants will be reconsidered and made by the Board of Directors. It is understood that even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a new independent accounting firm at any time during the year if the Board feels that such a change would be in the best interests of the Company and its shareholders.

     The appointment of the firm of Ernst & Young LLP as independent public accountants for Liberty was ratified by the shareholders at Liberty's last Annual Meeting. Representatives of the firm are expected to be present at the Annual Meeting of Shareholders and will be available to respond to appropriate questions and will have the opportunity to make a statement should they so desire.

     Ratification of the appointment of independent public accountants requires that the votes cast favoring the action exceed the votes cast opposing the action. The Board of Directors and management recommend that the shareholders vote "FOR" such ratification.

SHAREHOLDERS' PROPOSALS

     To be considered for inclusion in the proxy materials for the Company's 2001 Annual Meeting, a shareholder proposal must be received by the Corporate Secretary at the Company's above-stated address on or before November 29, 2000. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the SEC proxy rules and must contain certain information specified in the Bylaws of the Company.

     To have a nomination or item of business brought before the Company's 2001 Annual Meeting, but not included in the Company's proxy material for that meeting, a shareholder must deliver the required notice of such nomination or item to the Corporate Secretary at the Company's above-stated address between October 30, 2000 and November 29, 2000.

     The Company's Bylaws set forth certain procedures that a shareholder must follow and specific information which must be provided to nominate persons for election as directors or to introduce an item of business at an annual meeting, even if such item is not to be included in the Company's proxy material. A copy of the Company's Bylaws, containing such procedural requirements and information, may be obtained without charge by any shareholder by written request addressed to the Corporate Secretary at the principal executive offices of the Company.

OTHER MATTERS

     The Board of Directors and management of Liberty knows of no business to be presented at the meeting other than the three items specified above. If other matters are duly presented for action, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their judgment.

                                          MARTHA G. WILLIAMS
                                          Vice President, General Counsel
                                            & Secretary
Greenville, South Carolina
March 28, 2000

                                                                       EXHIBIT A

                                THE PERFORMANCE
                         INCENTIVE COMPENSATION PROGRAM
                  AS AMENDED AND RESTATED ON FEBRUARY 1, 2000
         (SUBJECT TO SHAREHOLDER APPROVAL OF AN INCREASE IN THE NUMBER
                      OF SHARES AUTHORIZED ON MAY 2, 2000)

     The following is the text of the Performance Incentive Compensation Program (the "Program"):

     Section 1. Purpose. The purpose of this Program is to provide The Liberty Corporation (the "Company") and its subsidiaries with an effective means of attracting, retaining and motivating officers, other key employees and directors (whether or not they are employees) and to encourage and enable them to acquire common stock of the Company ("Common Stock"), thereby increasing their proprietary interest in the Company's success. Subject to the limitations set forth below, the Program provides for the granting of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), nonstatutory stock options, performance units, restricted share awards, unrestricted share awards, phantom stock units, and all or any combination of the foregoing ("Awards"), to eligible employees.

     Section 2. Administration. The Compensation Committee of the Board of Directors or such other committee of the Board as the Board may subsequently designate (hereinafter referred to as the "Committee") shall have full power and authority, subject to such orders or resolutions not inconsistent with the provisions of the Program as may from time to time be issued or adopted by the Board, to interpret the provisions and supervise the administration of the Program. All determinations by the Committee shall be made by the affirmative vote of a majority of its members, but any determination reduced to writing and signed by all of the members shall be fully as effective as if it has been made by a majority vote at a meeting duly called and held. All decisions made by the Committee pursuant to the provisions of the Program or resolutions of the Board shall be conclusive and binding on all persons, including the Company, its shareholders and employees, and participants in the Program.

     Section 3.  Shares Subject to the Program.

          (A) Shares of Common Stock are the only shares that may be delivered under the Program. The shares of Common Stock to be delivered under the Program shall be made available from the authorized but unissued shares or from shares reacquired by the Company, including shares purchased in the open market.

          (B) Subject, in each case, to adjustments made pursuant to the provisions of Sections 3(C) and 3(D):

             (i) The aggregate number of shares that may be subject to Awards under the Program from its initial inception in 1983 shall not exceed 5,000,000 shares.

             (ii) Effective May 6, 1997, with respect to stock options granted on or after that date (and any stock options granted prior to such date if their grant was conditioned upon approval of amendments to the Program by the shareholders at their annual meeting on May 6, 1997), the number of shares of Common Stock with respect to which such stock options may be granted to any one participant within any calendar year shall not exceed 400,000 shares.

             (iii) Effective May 6, 1997, with respect to Awards granted on or after that date (and any Awards granted prior to such date if their grant was conditioned upon approval of amendments to the Program by the shareholders at their annual meeting on May 6, 1997), the number of shares of Common Stock with respect to which any such Awards that are measured based on a number of actual or phantom shares (except for stock options governed by paragraph (ii) above) may be granted to any one participant within any calendar year shall not exceed 100,000 shares.

             (iv) Effective May 6, 1997, with respect to Awards granted on or after that date (and any Awards granted prior to such date if their grant was conditioned upon approval of amendments to the Program by the shareholders at their annual meeting on May 6, 1997), the maximum amount of compensation that can be paid to any one participant during any calendar year on account of any such Awards that are not measured based on a number of actual or phantom shares of Common Stock shall not exceed $2,000,000.

             (v) Effective May 6, 1997, with respect to Awards granted on and after that date (and any Awards granted prior to such date if their grant was conditioned upon approval of amendments to the Program by the shareholders at their annual meeting on May 6, 1997), under all such Awards (other than stock options) granted under the Program, in any one calendar year: (x) no one participant may be paid cash in excess of $5,000,000 and (y) no one participant may receive more than 1,000,000 shares of Common Stock. For purposes of this paragraph, the amount paid or received in any calendar year under an Award described in this paragraph shall be deemed to be the value or number of shares earned under such Award based on the attainment of performance objectives, if any, and based on any downward adjustments, as determined by the Committee, as of the date of the determination. Except in the case of any prior Awards granted subject to approval by the shareholders of amendments to the Program at their May 6, 1997 annual meeting, amounts paid pursuant to Awards granted under the Program prior to May 6, 1997, shall not be counted toward and shall not be subject to the limits contained in this paragraph (v).

          (C) The following rules shall apply in determining the amount of shares or cash that has been used for purposes of the limits in Section 3(B)(i), (ii), (iii), (iv) and (v):

             (i) Any shares affected by the expiration or termination (without exercise) of any option (or portion thereof) prior to May 6, 1997 or by the forfeiture of all or any portion of an Award of restricted shares or phantom stock units prior to May 6, 1997, shall be restored to the total shares available for use under the Program for Awards to the same participant or other participants.

             (ii) Effective May 6, 1997, if: (a) any shares of Common Stock subject to an Award are forfeited or cancelled; or (b) if any Award otherwise relating to shares of Common Stock terminates by expiration, forfeiture, cancellation or otherwise without the issuance of such shares or is settled in cash in lieu of Common Stock; or (c) if any shares of Common Stock subject to an Award, or any Awards otherwise relating to shares of Common Stock, are, with the Committee's permission, exchanged for or otherwise surrendered and cancelled in connection with the grant of other Awards, the shares of Common Stock so affected (directly or as a measurement of the Award, to the extent so affected) shall be restored to the total shares available for use under the Program for Awards generally, but shall be counted against the limitations contained in Section 3(B)(ii), (iii) and (v) with respect to the participant involved. Although shares subject to or relating to an Award exchanged for or otherwise surrendered and cancelled in connection with the grant of a new Award shall be restored to the total shares available for use under the Program, the shares subject to or relating to the resulting new Award shall be counted for all purposes under the Program. The maximum number of shares available for issuance under the Program shall not be reduced to reflect any distributions that may be reinvested in additional shares of Common Stock.

          (D) In the event of a merger, reorganization, consolidation, recapitalization, stock dividend, spin-off, stock split or any other change in corporate structure or other distribution of stock or property (except for ordinary cash dividends) affecting the Company's Common Stock, such adjustments shall be made in the aggregate number of shares subject to the Program, the maximum number of shares which may be acquired by, or subject to an Award granted or paid to, any participant under the Program, the number and option price of shares subject to then outstanding options granted under the Program, the number of restricted shares then subject to restrictions under the Program and the number of shares used to determine the value of then outstanding phantom stock units as may be determined to be appropriate by the Committee. In no event shall any "Qualifying Award" (as described in Section 10) that is then held by a "Covered Employee" as defined in Section 162(m) of the Code be adjusted pursuant to Section 3(D) to the extent it would cause such Award to fail to qualify as "Performance-Based Compensation" under Section 162(m) of the Code.

     Section 4. Eligibility for Participation. The individuals eligible to participate in the Program shall consist of officers, other key employees and directors of the Company and its subsidiaries, whether or not such directors are also employees of the Company or its subsidiaries, as determined by the Committee. Subject to the limitations of the Program, the Committee shall, after consultation with and consideration of the recommendations of management, select the officers, employees and directors to so participate and determine whether an officer, employee or director is to receive Awards hereunder; provided, however, that no incentive stock option may be granted to any director who is not an employee of the Company (or any of its subsidiaries). The Committee, in its discretion, may impose any conditions that it deems desirable on the grant of any new Award, including without limitation a condition requiring the applicable participant to surrender for cancellation an outstanding Award in order to obtain a new Award that the Committee desires to grant in substitution of any such outstanding Award.

     Section 5.  Stock Options.

          (A) Stock options shall be granted to participants by the Committee from time to time at its discretion. Each option shall be evidenced by an option agreement which shall contain such terms and conditions as may be approved by the Committee and shall be signed by an officer of the Company and the participant. Incentive stock options and nonstatutory stock options shall be evidenced by separate and distinct option agreements.

          (B) A participant shall not be granted any incentive stock option if the receipt of that option would result in the participant owning incentive stock options (under the Program and any other plan maintained by the Company or any subsidiary) that become exercisable for the first time in any one calendar year into stock of the Company or any of its subsidiaries with a fair market value in excess of $100,000. For purposes of the preceding sentence, the fair market value of the stock of the Company or any of its subsidiaries will be determined by the Committee as of the grant of the incentive stock options without regard to any restriction other than a restriction which by its terms will never lapse.

          (C) The price at which shares may be purchased upon exercise of a particular option shall be not less than 100% of the fair market value of such shares on the date such option is granted, as determined by the Committee without regard to any restriction other than a restriction which by its terms will never lapse. In the case of an individual who, at the time an option is granted, owns stock possessing more than

     10% of the total combined voting power of all classes of stock of the Company (or any of its subsidiaries) (a "10% Shareholder"), the exercise price of any incentive stock option shall be not less than 110% of the fair market value of the shares subject to the option on the date such option is granted, as determined by the Committee without regard to any restriction other than a restriction which by its terms will never lapse.

          (D) Options may be granted for any period of time as established by the Committee, except that:

             (i) The term of any incentive stock option shall not be longer than ten years (or five years if granted to a 10% Shareholder) from the date the option is granted.

             (ii) No option granted prior to 1997 may be exercised before the expiration of a one year period of continued employment by the optionee with the Company or a subsidiary thereof commencing on the date the option is granted, except as provided in Section 5(E)(iv) below or except as provided in any amendment to the applicable option agreement approved and authorized through specific action by the Committee in a manner consistent with terms permitted hereunder for options granted after 1996.

          (E) Subject to the limitations in this Section 5 and the terms and conditions of the option agreement, each option shall be exercisable at such time or times and in such amount or amounts as the Committee may prescribe and specify in the applicable option agreement.

             (i) No incentive stock option granted after 1996 under this Program may be exercised more than three months (or one year in the case of a disabled employee or a deceased employee who died within three months of terminating employment or during a disability that terminated employment) after the participant holding such option ceased being an employee of the Company or a subsidiary thereof, unless: (x) a longer period applies under Section 5(E)(iv) below for the beneficiary or legal representative of a deceased employee whose death terminated employment, or (y) the Company and such participant (or a deceased participant's beneficiary or legal representative) mutually agree in writing that such option will be amended to treat it as a nonstatutory stock option.

             (ii) Unless the option agreement specifies a longer or shorter time for exercise, a nonstatutory stock option granted after 1996 must be exercised no later than one year after the participant holding such option ceases to be an employee (or ceases to be a non-employee director) of the Company or a subsidiary thereof, unless a longer period applies under Section 5(E)(iv) below.

             (iii) In the case of options granted prior to 1997 (both incentive stock options and nonstatutory stock options), unless the option agreement is amended by specific action by the Committee (with the consent of the holder if required) in a manner consistent with terms permitted hereunder for options granted after 1996, each such option may be exercised only during the continuance of the optionee's employment with the Company or one of its subsidiaries, except as provided in
        Section 5(E)(iv) below.

             (iv) Except as otherwise provided in Section 5(E)(i) with respect to the disability or retirement of the holder of incentive stock options granted after 1996, in the event of termination of employment (or service as a non-employee director) by an optionee by reason of death, disability or retirement at normal retirement age under the Company's Retirement Plan or any applicable Retirement Plan of any of the Company's subsidiaries (or any applicable retirement policy for non-employee directors), any options then exercisable by such optionee shall remain exercisable by the optionee or, if applicable, a beneficiary or legal representative, for three years from the date of such termination of employment (or service as a non-employee director) or until the expiration of the option, whichever occurs first.

          (F) No shares shall be delivered pursuant to the exercise of any option, in whole or in part, until qualified for delivery under such laws and regulations as may be deemed by the Committee to be applicable thereto and until payment in full of the option price therefor is received by the Company. Payment of the purchase price shall be made in cash, cash equivalent or, at the discretion of the Committee, in Common Stock of the Company valued at its fair market value on the date of exercise or, at the discretion of the Committee, in a combination of the foregoing.

          (G) An option granted under the Program may not be transferred except by will or the laws of descent and distribution and, during the lifetime of the participant to whom granted, may be exercised only by such participant or his or her personal representative.

     Section 6.  Performance Units.

          (A) Performance units may be awarded by the Committee to participants from time to time at its discretion. Such units shall have defined terms and conditions as to their value and the basis on which such values will be determined.

          (B) Performance units may be awarded in lieu of, or in combination with, any other Awards, as the Committee may determine. Performance standards shall be established by the Committee each time performance units are granted and, except as provided in Section 6(D) below, these standards must be met during the continuance of the participant's employment with (or service as a non-employee director of) the Company or one of its subsidiaries and prior to the making of any payment with respect to such units.

          (C) Performance units shall be assigned a value by the Committee upon the award of such units.

          (D) The value of performance units as established pursuant to Section 6(C) above shall be paid in cash promptly after the performance standards established pursuant to Section 6(B) above shall have been met and, for Qualifying Awards, the Committee certification required under Section 10 shall have occurred. In the event of termination of employment (or service as a non-employee director) by reason of death, disability or retirement at normal retirement age under the Company's Retirement Plan or any applicable Retirement Plan of any of the Company's subsidiaries (or any applicable retirement policy for non-employee directors), the Committee shall have complete discretion to waive all or a part of the continued employment or service requirements and performance standard requirements for payment in respect of one or more performance units that are not Qualifying Awards (as defined below).

          (E) Performance units awarded under the Program may not be transferred except by will or the laws of descent and distribution and, during the lifetime of the participant to whom awarded, payment may be made with respect to such performance units only to the participant or such participant's personal representative.

     Section 7.  Restricted Shares.

          (A) Awards of restricted shares of Common Stock of the Company shall be granted to participants by the Committee from time to time in its discretion. Upon the grant of such an Award to a participant, the Committee shall notify the participant in writing of the terms of such Award, as described below. Each Award of restricted shares shall be evidenced by an agreement which shall contain such terms and conditions as may be approved by the Committee and which are consistent with the applicable provisions of the Program and shall be signed by an officer of the Company and the participant.

          (B) No consideration will be paid by a participant pursuant to an Award of restricted shares under the Program.

          (C) Except as provided for in Section 7(D) and Section 7(F) below, restricted shares awarded to a participant under the Program shall vest in the participant during a period commencing on the date such shares are awarded to a participant and ending on a date to be specified by the Committee, in accordance with a vesting schedule to be determined by the Committee in its discretion and specified in the Award. Subject to the immediately preceding sentence, the Committee may condition the vesting of any restricted shares awarded after November 7, 1995 on any additional terms and conditions (including performance achievement goals applicable to all or any portion of the overall vesting period) for such period or periods as shall be determined by the Committee. If the Award document relating to any Award of restricted shares granted prior to November 7, 1995 fails to contain any vesting schedule, then such shares shall vest in equal annual installments (of 20% on each anniversary of the Award date) over the five year period commencing on the date such shares are awarded.

             (i) To the extent that the shares remain non-vested under the vesting schedule and any additional vesting terms and conditions set by the Committee, such shares shall be deemed to be subject to a Restriction Period. The Restriction Period for restricted shares shall terminate when and to the extent that such shares vest in the participant in accordance with their stated vesting terms or in accordance with the accelerated vesting provided in Section 7(D),
        Section 7(F) or the terms of any Award implementing the provisions of
        Section 12 below, subject, in each case, to the need for Qualifying Awards to comply with Section 10, and except to the extent such shares have been forfeited as provided in Section 7(E) or 7(G) below.

             (ii) Restricted shares under the Program which are subject to a Restriction Period may not be assigned, transferred, pledged or otherwise encumbered or disposed of, except by forfeiture to the Company as provided in Section 7(E) or 7(G) below.

             (iii) During the applicable Restriction Period: (x) the Company shall retain possession of the certificates for restricted shares awarded under the Program, (y) the participant shall execute and deliver to the Company a stock power in blank with respect to such shares and
        (z) the participant shall be entitled to full dividend and voting rights in respect of such shares. After the end of the applicable Restriction Period, the restrictions imposed under the Program shall cease to apply to the shares previously subject to such Restriction Period and the certificates for such shares shall be delivered to the participant.

          (D) In the event of termination of employment (or service as a non-employee director) by reason of death, disability or retirement at normal retirement age under the Company's Retirement Plan or any applicable Retirement Plan of any of the Company's subsidiaries (or any applicable retirement policy for non-employee directors), the restrictions imposed under the Program in respect of any Awards then subject to a Restriction Period, except Qualifying Awards, shall terminate as of the date of such termination of employment (or service as a non-employee director).

          (E) In the event of termination of employment (or service as a non-employee director) for any reason other than as provided in Section 7(D) above, a participant shall forfeit all rights in respect of any shares then subject to a Restriction Period as of the date of such termination of employment (or service as a non-employee director), absent a contrary determination by the Committee pursuant to the terms of any Award implementing the provisions of
     Section 12 in connection with a Change in Control Event.

          (F) With respect to restricted share Awards granted prior to 1997, in the event of a merger, consolidation, sale of all or substantially all of the Company's assets, or other corporate reorganization in which the Company is not the surviving corporation, the restrictions imposed under the Program in respect of any shares then subject to a Restriction Period shall terminate as of the date of such event or as of such earlier date as determined by the Committee. With respect to restricted share Awards granted after 1996, the terms of the particular Awards will govern the extent (if any) to which the restrictions on such restricted shares may terminate as a result of any transaction described in the immediately preceding sentence, and in such regard may refer to the provisions of
     Section 12.

          (G) To the extent all or a portion of a restricted share Award is subject to additional vesting terms and conditions (such as performance goals) imposed by the Committee to supplement the vesting schedule established for such Award, and such additional terms and conditions are not satisfied during the applicable period established for satisfying such terms and conditions, the restricted shares subject to such additional vesting terms and conditions shall be forfeited as of the end of the period during which such vesting terms and conditions were to be satisfied. This special forfeiture provision applies only to the number of restricted shares for which a special vesting term or condition is not satisfied. To the extent a portion of the restricted shares granted initially as part of the same Award are not subject to any special vesting terms or conditions (other than the vesting schedule based on continued employment (or service as a non-employee director) over the vesting period) or are subject to special terms and conditions that have been satisfied, or may be satisfied by a later deadline, such restricted shares shall not be forfeited pursuant to this Section 7(G) unless and until the later deadline for satisfying any remaining special terms and conditions occurs without such terms and conditions being satisfied.

     Section 8. Phantom Stock Units. Awards of phantom stock units ("phantom units") shall be based on a number of phantom shares of Common Stock determined by the Committee. The Company shall establish a book account ("Book Account") on its records for each participant receiving an Award of phantom stock units and shall credit to a participant's Book Account the number of phantom shares of Common Stock granted to such participant pursuant to the Award. No actual shares of Common Stock or other certificates shall be issued to a participant when a phantom unit Award is granted. Phantom unit Awards shall be evidenced by written agreements in such form as the Committee shall approve from time to time. A participant shall earn the amount credited to his or her Book Account from time to time in accordance with a schedule established by the Committee. The schedule shall provide that a participant's interest will be earned in one or more increments over a period of time determined by the Committee and may require that certain performance goals be achieved. The Committee may establish a different schedule for each phantom unit Award and each participant.

          (A) From the time a phantom unit Award has been granted until the time it is settled or forfeited, the participant to whom the phantom units were awarded shall be entitled to receive, as additional compensation, cash payments equivalent to the amount of dividends that would be paid with respect to a number of shares of Common Stock corresponding to the number of phantom units represented by such Award.

          (B) No Award of phantom units shall confer on the participant any voting rights unless and until such phantom unit Award is paid to the participant in the form of actual shares of Common Stock.

          (C) Except as otherwise provided in Section 10 with respect to Qualifying Awards, if a participant ceases employment with (or service as a non-employee director of) the Company and its subsidiaries as a result of death, disability or retirement at normal retirement age under the Company's Retirement Plan or any applicable Retirement Plan of any of the Company's subsidiaries (or any applicable retirement policy for non-employee directors), such participant (or his or her beneficiary) shall be entitled to such participant's full interest in any phantom unit Award (whether or not earned) on the date of such termination (to the extent not previously paid). Upon termination of employment with (or service as a non-employee director of) the Company and its subsidiaries for any other reason, a participant's interest in any unearned phantom unit Awards shall be forfeited, absent a contrary determination by the Committee pursuant to the terms of any Award implementing the provisions of Section 12 in connection with a Change in Control Event. Notwithstanding the preceding sentence, whenever a phantom unit Award is granted in substitution for restricted shares that were subject to an Award granted prior to 1997 and that are surrendered and cancelled in connection with the grant of such phantom unit Award, the Committee may provide in such phantom unit Award that such phantom units will become fully earned under the same circumstances as the restrictions applicable to the cancelled restricted shares would have terminated pursuant to Section 7(F).

          (D) When the Committee determines that a phantom unit Award is to be granted, the Committee shall give the participant an opportunity to elect the time(s) at which the amount credited to his or her Book Account, once earned, is to be paid in a form of payment determined under Section 8(E) below. Thereafter, the participant may make one or more superseding elections to modify an earlier election in order to further defer (but not accelerate) the time(s) of payment, provided that any superseding election must be made prior to the tax year in which the payments affected by the further deferral would have otherwise been made. All elections under this
     Section 8(D) shall be made subject to the provisions of Section 8(E) below and to the following:

             (i) An election may specify that the amount credited to a participant's Book Account will be paid to the participant in increments as soon as each increment becomes earned.

             (ii) Alternatively, an election may specify that the earned amounts credited to a participant's Book Account will be paid to the participant in a lump sum or in increments at a specified time or times after they become earned even though the participant has not yet retired, or in substantially equal annual installments commencing as soon as practicable following the participant's retirement from employment with (or service as a non-employee director of) the Company and its subsidiaries. At the time the participant makes an election, the participant shall designate the period over which the installment payments will be made. The Committee will have discretion to modify the form of installment payment designated by the participant, if the Committee deems such a modification to be appropriate and in the best interests of the Company. If a participant elects the deferred payment form of payment and dies after the installment payments begin, the remaining installments will be paid to the participant's beneficiary according to the schedule of installments designated by the participant.

             (iii) The Committee may specify in a phantom unit Award or by rules adopted and amended from time to time reasonable limits on the minimum amounts and the frequency of payments that shall be required for a participant to elect multiple installments and a maximum time period (no sooner than five years following termination of a participant's employment (or service as a non-employee director)) during which all earned amounts shall be paid.

          (E) Subject to any restrictions on the form of payment that may be specified by the Committee in the terms of any phantom unit Award, the Committee shall determine whether a payment shall be made: (i) in whole shares of Common Stock equal to the number of whole phantom shares of Common Stock credited to the participant's Book Account, (ii) in cash, or
     (iii) in a combination of whole shares of Common Stock and cash, in such proportions as the Committee deems appropriate. When a payment is made in cash, the phantom shares of Common Stock then credited to the participant's Book Account shall be valued, for purposes of the payment, at the fair market value of a share of Common Stock at the time the payment is made.

          (F) The Committee shall have the right to defer payment of a participant's phantom unit Awards, when earned, to the extent that the sum of (i) the participant's phantom unit Awards that have been earned and are scheduled to be settled plus (ii) all other "compensation" (as defined for purposes of Section 162(m) of the Code) with respect to the participant for the taxable year in which settlement of the earned phantom unit Awards would otherwise be deductible, may not be deductible by the Company by reason of Section 162(m) of the Code, as determined by the Committee in its sole discretion. A phantom unit Award deferred pursuant to this Section 8(F) shall be settled in subsequent taxable years of the Company to the extent that the sum of the participant's deferred, but earned, phantom unit Awards and all other "compensation" with respect to the participant would be deductible by the Company under Section 162(a) of the Code. This Section 8(F) shall apply only to the extent that the Committee determines in its sole discretion that the deferral could allow settlement of the phantom unit Awards to be deductible in a future year. The Committee's determination shall be final and binding.

     Section 9. Unrestricted Shares. Awards of unrestricted shares of Common Stock of the Company may be granted by the Committee from time to time in its discretion to participants in consideration of services rendered to the Company or its subsidiaries; provided that the Committee obtains adequate authorization (whether in advance or as ratification) from the Board of Directors to the extent required to comply with Sections 33-6-210(b) and 33-8-250(e)(8) of the South Carolina Business Corporation Act of 1988, as it may be amended from time to time (the "SCBCA"), or any successor provisions, all as in effect at the time of any such grants. Without limiting the preceding sentence, but subject to the proviso therein, Awards of unrestricted shares may be granted by the Committee from time to time to directors of the Company or its subsidiaries in lieu of or as a supplement to cash fees for services rendered as directors.

     Section 10. Qualifying Awards. The Committee may, in its sole discretion, grant an Award (other than unrestricted shares) to any participant with the intent that such Award as "performance-based compensation" under Section 162(m) of the Code (a "Qualifying Award"). Qualifying Awards may be issued as stock options or, if the settlement or vesting of the Award is conditioned upon achievement of performance goals established pursuant to Section 10(A) below, as restricted shares, phantom stock units or performance units. Unless otherwise specified in writing by the Committee, either at the time an Award is granted or at any time thereafter, all Awards issued under the Program that are either stock options or Awards as to which the settlement or vesting of the Award is conditioned upon achievement of performance goals established by the Committee in accordance with Section 10(A) below, shall be treated as Qualifying Awards. The provisions of this Section 10, as well as other applicable provisions of the Plan not inconsistent with this Section 10, shall apply to all Qualifying Awards issued under the Program.

          (A) For Qualifying Awards, all amounts received upon the settlement or vesting of restricted shares, phantom stock units and performance units shall be based upon the attainment of performance goals established by the Committee in accordance with Section 162(m) of the Code. Such performance goals may vary by participant and by Award. For Awards granted on or after May 6, 1997 (or granted prior to such date if their grant was conditioned upon approval of amendments to the Program by the shareholders at their annual meeting on May 6, 1997), such performance goals shall be based on any one or more (or any combination) of the following business criteria: revenues, net income (before or after tax), earnings, earnings per share, shareholders' equity, return on equity, assets, return on assets, capital, return on capital, book value, economic value added, operating margins, profit margins, cash flow, shareholder return, expenses, sales or market share, expense management, return on investment, improvements in capital structure, budget comparisons, profitability of an identifiable business unit or product, or stock price, or shall be based on any one or more (or any combination) of the foregoing business criteria: (1) before the effect of acquisitions, divestitures, accounting changes, restructuring or other special charges or other extraordinary items or (2) after giving effect to an adjustment to reflect any such transaction or extraordinary item, to the extent in each such case the Committee specifies, when granting the Award, that the effect of any such transactions or extraordinary items shall be disregarded or that a particular formula or other objective method shall be used to make an appropriate adjustment to reflect any such transaction or extraordinary item.

             (i) The foregoing business criteria and the performance goals established by the Committee may be applicable to the Company as a whole, one or more of its subsidiaries, divisions, business units or business lines, or any combination of the foregoing. The performance goals also may be based on the attainment of specified levels of Company performance under one or more of the business criteria described above relative to the performance of other corporations.

             (ii) The Committee may condition the settlement or vesting of any such Award on the attainment of other conditions, such as completion of a period of service, that must be satisfied in addition to the performance goal or goals specified in the Award and that may apply during the same or a different time period than the period used for the performance goal or goals.

          (B) The Committee shall have the discretion, by participant and by Award, to reduce (but not to increase) some or all of the amount that would otherwise be payable under the Award by reason of the satisfaction of the performance goals set forth in the Award. In making any such determination, the Committee is authorized to take into account any such factor or factors it determines are appropriate, including but not limited to Company, business unit and individual performance.

          (C) Prior to payment of any Qualifying Award, the Committee shall certify in writing that the performance goals and any other material terms of the Award were in fact satisfied, all in a manner consistent with the applicable regulations under Section 162(m) of the Code. Such certification shall not be required, however, for compensation that is attributable solely to an increase in the value of the Company's Common Stock.

          (D) If a participant leaves employment with the Company and its subsidiaries as a result of death or disability, any stock options shall become fully exercisable and any restrictions with respect to any other forms of Qualifying Awards shall terminate, in each case as of the date of such termination, subject to the Committee's authority under Section 10(E) as to the timing or receipt, payment or settlement of such Qualifying Award. In the event of termination of employment for any other reason, including retirement: (i) the extent to which and the period of time during which stock options can be exercised shall be governed by Section 5, and
     (ii) a participant shall forfeit all rights that have not become vested or earned in respect of any other form of Qualifying Awards as of the date of such termination, subject to the Committee's authority under Section 10(E) as to the timing of receipt, payment or settlement of such Qualifying Award.

          (E) Except in the case of a stock option (as to which the holder decides when to exercise consistent with applicable provisions in the Program and option agreement), the Committee is authorized to defer or accelerate the actual receipt, payment or settlement of any Qualifying Award to the extent it is or becomes vested or owned, and the applicable performance goals have been satisfied, at or prior to the time of termination of the holder's employment for any reason (including Awards that become vested or owned in accordance with this Section 10 and Section 5 as a result of such termination) or to the extent the Qualifying Award is or will be vested or owned, and the applicable performance goals have been satisfied, at the time of receipt, payment or settlement during employment; provided, however, that if any "payment of compensation" (other than a "transfer of property"), as such terms are used in the regulations adopted under Section 162(m), is accelerated, the amount of compensation paid shall be discounted to reasonably reflect the time value of money, except to the extent such discounting is not necessary to comply with the regulations under Section 162(m) of the Code when acceleration occurs as a result of termination of employment due to the death or disability of a holder of an Award.

     Section 11. Withholding. Whenever the Company proposes or is required to issue or transfer shares of Common Stock or issue a certificate free of restrictions for vesting shares previously subject to forfeiture under the Program, the Company shall have the right to require the participant to remit to the Company an amount sufficient to satisfy any applicable federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. Whenever under the Program payments are to be made in cash, such payments shall be net of an amount sufficient to satisfy any applicable federal, state and local withholding tax requirements. A participant may elect with respect to any stock option (other than an incentive stock option), restricted share award, restricted stock unit or performance unit to surrender or authorize the Company to withhold shares of Common Stock (valued at current fair market value on the date of surrender or withholding of the shares) in satisfaction of all such applicable withholding requirements (the "Stock Surrender Withholding Election"); provided, however, that:

          (A) Any Stock Surrender Withholding Election shall be made by written notice to the Company and thereafter shall be irrevocable by the participant;

          (B) If a participant is an "officer" of the Company or other person subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor law, any Stock Surrender Withholding Election shall be subject to any additional rules established from time to time by the Committee;

          (C) Any Stock Surrender Withholding Election must be made prior to the date on which the participant recognizes taxable income with respect to the receipt of such shares (the "Tax Date");

          (D) When the Tax Date falls after the exercise of a stock option and the participant makes a Stock Surrender Withholding Election, the full number of shares of Common Stock subject to the stock option being exercised will be issued, but the participant will be unconditionally obligated to deliver to the Company on the Tax Date a number of shares of Common Stock having a value on the Tax Date equal to the participant's federal, state and local withholding tax requirements; and

          (E) For purposes of this Section, the Committee shall have the discretion to provide (by general rule or a provision in a specific Award document) that, at the election of the participant (and subject to such conditions as the Committee may impose by general rule or in a provision in a specific Award document), "federal, state and local withholding tax requirements" shall be deemed to be any amount designated by the participant which exceeds the amount required by applicable law and governmental regulations to be withheld but which does not exceed the participant's total estimated federal, state and local tax obligations associated with the transaction, including FICA taxes to the extent applicable.

     Shares subject to an Award under the Program that are surrendered or withheld under this Section 11 to satisfy a participant's federal, state and local withholding tax obligations shall not thereby become available for use again under the Program.

     Section 12. Committee Authority To Accelerate Right of Exercise and Accelerate Vesting in Certain Circumstances. The Committee may determine when granting any Award (and may specify in the Award document) or may determine at any time after granting an Award (in circumstances deemed appropriate by the Committee) that notwithstanding the fact that an outstanding stock option has not otherwise become exercisable in full in accordance with its terms and notwithstanding any conditions to the vesting or earning of a participant's rights with respect to any Award of restricted shares, phantom stock units or performance units, such Award shall become fully exercisable (in the case of stock options) or otherwise shall become fully exercisable and fully vested and earned upon a "Change in Control Event" described in this Section 12 or upon any termination of such participant's employment with (or service as a director of) the Company or its subsidiary or significant reduction in such participant's responsibilities or compensation following any such Change in Control Event. Such determinations may be different as to different Awards.

          (A) A "Change in Control Event" shall be deemed to have occurred if:

             (i) a tender offer or exchange offer has been made (other than by the Company, any of its subsidiaries, any employee benefit plan of the Company or of any of its subsidiaries, or any person organized, appointed or established by the Company or any of its subsidiaries for or pursuant to the terms of any such plan) if, upon consummation thereof, the corporation, person or other entity making such offer would become an Acquiring Person (as defined below), and provided that the corporation, person or other entity making such offer purchases or otherwise acquires shares of the Company's Common Stock pursuant to such offer; or

             (ii) any person, entity or "group," within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (excluding, for this purpose, any employee benefit plan of the Company or of any of its subsidiaries, or any person organized, appointed or established by the Company or any of its subsidiaries for or pursuant to the terms of any such plan which acquires beneficial ownership of voting securities of the Company) becomes an Acquiring Person (other than through acquisitions from the Company or in a transaction approved by the "Incumbent Board" as defined below); or

             (iii) the individuals who constitute the Incumbent Board fail for any reason to continue to constitute at least a majority of the Board of Directors. The "Incumbent Board" at any time shall mean the persons who are then members of the Board of Directors and who (a) are members of the Board of Directors as of February 4, 1997 or (b) become members of the Board of Directors thereafter upon election, or nomination for election by the Company's shareholders, by a vote of at least a majority of the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act.)

     For purposes hereof, "Acquiring Person" means any person or group of affiliated or associated persons that, after February 4, 1997, becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either the then outstanding shares of the Company's Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors; provided however, that such term does not include any person who beneficially owns 20% or more of either the Company's Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors: (x) as a result of the reduction in the number of shares of Common Stock outstanding due to the Company's acquisition of its Common Stock; (y) as a result of (1) a will or the laws of descent and distribution, (2) the transfer of shares to any member of the transferor's immediate family or to a trust for the benefit of a member of the transferor's immediate family (a "Transferee Trust"), (3) a divorce decree or settlement or (4) the transfer of shares held on February 4, 1997 by any trust or held at any time by a Transferee Trust to any beneficiary of such trust; or (z) as a result of any acquisition by such person of shares pursuant to any employee benefit plan of the Company or of any of its subsidiaries.

          (B) The relevant Change in Control Event shall be deemed to occur:

             (i) in the event of Section 12(A)(i) above, on or after the date on which shares are purchased pursuant to such tender or exchange offer; or

             (ii) in the event of Section 12(A)(ii) above, at any time after the date upon which the Company is provided a copy of Schedule 13D (filed pursuant to Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) or other notice indicating that any person, entity or group has become an Acquiring Person or, if the Company is not subject to Section 13(d) of the Exchange Act, at any time after the date upon which the Company receives written notice that any person, entity or group has become an Acquiring Person; or

             (iii) in the event of Section 12(A)(iii) above, on or after the occurrence of such failure.

     Section 13. Regulatory and Other Legal Requirements. All aspects of this Program shall be subject to applicable laws, rules, regulations and approvals required by governmental entities and stock exchanges. Without limiting the foregoing, the issuance of shares of the Company's Common Stock under the Program is subject to applicable provisions of the SCBCA (or any successor laws); without in any way abdicating its decision making authority in connection with the grant of any Awards hereunder (including, but not limited to, the Committee's authority to establish and administer performance goals and certify as to the attainment of any such performance goals), the Committee may obtain further parameters from the Board of Directors within which to exercise the Committee's authority or may obtain ratification of the Committee's decisions by the full Board of Directors or may do both to the extent deemed appropriate to comply with the SCBCA (including Sections 33-6-210(b) and 33-8-250(e)(8)) or any successor laws.

     Section 14. Grantor Trusts. The Committee may, in its discretion and in a manner consistent with Section 13, establish one or more grantor trusts (with such terms as the Committee may determine) and contribute shares of Common Stock and such other assets as may be deemed desirable for use in satisfying the Company's obligations to one or more participants under one or more Awards granted hereunder. The creation and funding of any such trust with respect to one or more Awards shall not create any obligation on the part of the Company or any rights in participants receiving other Awards to have the same or any similar trust created or funded with respect to other Awards. If any such trust is used for purposes of satisfying the Company's obligations to any participant under an Award, the Company shall be relieved of its obligation to satisfy any claim for benefits under such Award to the extent such participant receives a distribution from the trust of the shares of Common Stock or other assets due in accordance with the Award, but the Company shall remain liable for any balance due that is not received from such trust.

     Section 15. Term. This Program initially became effective May 3, 1983 for ten years and was amended, with shareholder approval, in 1990 to extend its term to May 1, 2000. Subject to approval of certain amendments by the shareholders of the Company at their annual meeting to be held on May 6, 1997 or at any adjournment thereof, this Program has been further amended, effective on the date of such shareholder approval, to extend its term to May 6, 2007 unless terminated at an earlier date by the Board. No Awards shall be granted after termination of the Program, but any then outstanding Awards shall continue in effect for the remainder of their respective terms, subject to the conditions of such Awards. No incentive stock options may be granted after February 4, 2007, which is ten years after the Committee's adoption of the Program as most recently extended and restated.

     Section 16. Amendments and Discontinuance. The Committee may amend, suspend, or discontinue the Program; provided, however, that the Committee may condition the effectiveness of any amendment on shareholder approval to the extent the Committee determines that shareholder approval is necessary or desirable to qualify for: certain tax deductions or other desired treatment under Section 162(m) or other Sections of the Code and related regulations of the Internal Revenue Service, all as amended from time to time; certain exemptions under Section 16 of the Securities Exchange Act of 1934 and related rules adopted by the Securities and Exchange Commission, all as amended from time to time; or any other desired exemption or treatment under any applicable law or regulation. Notwithstanding the foregoing, no such amendment shall materially and adversely affect the rights of any participant as to any Award then outstanding without the consent of such participant.

                            THE LIBERTY CORPORATION


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION.


The undersigned hereby appoints Sophia G. Vergas and R. David Black, or either of them, as proxies, with full power of substitution, to represent the undersigned at the 2000 Annual Meeting of Shareholders of The Liberty Corporation ("Liberty") to be held at 10:30 a.m. on May 2, 2000, at The Liberty Corporation Headquarters Building, Wade Hampton Boulevard, Greenville, South Carolina, and at any adjournment thereof, and to vote all the shares of Liberty stock which the undersigned would be entitled to vote if personally present.





THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH INSTRUCTIONS CONTAINED HEREIN. IN THE ABSENCE OF SUCH INSTRUCTIONS, THIS PROXY WILL BE VOTED IN FAVOR OF ALL THE PROPOSALS.





________________________________________________________________________________

PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
________________________________________________________________________________


________________________________________________________________________________

NOTE: Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee, guardian or officer of a corporation, please give full title as such.
________________________________________________________________________________




HAS YOUR ADDRESS CHANGED?                  DO YOU HAVE ANY COMMENTS?


___________________________________        ____________________________________

___________________________________        ____________________________________

___________________________________        ____________________________________


                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

                            THE LIBERTY CORPORATION



                       FOR all nominees                 WITHHOLD
1.   Election            listed below                   AUTHORITY
     of               (except as marked         to vote for all nominees
     Directors:        to the contrary)               listed below
                             [ ]                           [ ]

     Nominees:    Hayne Hipp, J. Thurston Roach and William B. Timmerman

     INSTRUCTION: To withhold authority to vote for a particular nominee, mark the "For" box and strike a line through the name(s) of the nominee(s). Your shares will be voted for the remaining nominees(s).


2.   Proposal to approve an increase in the          FOR      AGAINST    ABSTAIN
     number of shares authorized for the             [ ]        [ ]        [ ]
     Performance Incentive Compensation Program.


3.   Proposal to approve the appointment of          FOR      AGAINST    ABSTAIN
     Ernst & Young LLP as independent public         [ ]        [ ]        [ ]
     accountants for Liberty.


4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before said meeting.




     RECORD DATE SHARES:









________________________   _________________________   Date ____________________
Shareholder(s) Sign Here   Co-Owner Sign Here


Please be sure to sign and date this Proxy.